EXHIBIT 10.5

APPLIED INDUSTRIAL TECHNOLOGIES, INC.
SUPPLEMENTAL DEFINED CONTRIBUTION PLAN

AMENDMENT NUMBER ONE

WHEREAS, Applied Industrial Technologies, Inc. (the “Company”) maintains the Applied Industrial Technologies, Inc. Supplemental Defined Contribution Plan (the “Plan”) for a select group of its management employees;

WHEREAS, the Company desires to amend the Plan to include automatic pour-over supplemental contributions;

NOW, THEREFORE, pursuant to the power and authority reserved to the Company under Article VIII of the Plan, effective January 1, 2021, the Plan is amended as set forth herein.

1.A new Section 3.4 of the Plan is hereby added to be and read as follows:

“3.4  Automatic Pour-Over Supplemental 401(k) Contributions

A Participant may elect, prior to the commencement of a calendar year, to have Supplemental 401(k) Contributions made to the Plan through reduction of their Compensation for the following calendar year by completing an election form authorizing the Company to continue in place for this Plan the contribution election the Participant made under the Retirement Savings Plan (“RSP”) for the calendar year once contributions to the RSP meet the limit under Internal Revenue Code (“Code”) Section 402(g); provided, however that (i) additional Supplemental 401(k) Contributions made to the Plan under this provision shall not exceed the applicable limit under Code Section 402(g), and (ii) a Participant may not start, change, or stop this contribution election mid-year except as permitted by Code Section 409A.”

2.In all other respects, the Plan shall remain unchanged.

Executed at Cleveland, Ohio, this 26 day of August, 2020.

                    APPLIED INDUSTRIAL TECHNOLOGIES, INC.

                    By: /s/ Kurt W. Loring
                        VP - Chief Human Resource Officer

                    By: /s/ David K. Wells
                        VP – Chief Financial Officer & Treasurer